Exhibit 15.1
May 10, 2007
Comstock Resources, Inc.
5300 Town & Country Boulevard
Suite 500
Frisco, Texas 75034
Shareholders and Board of Directors
Comstock Resources, Inc.
We are aware of the incorporation by reference in the Registration Statements (Nos. 33-20981 and 33-88962 filed on Form S-8 and Nos. 333-111237, 333-112100 and 333-128813 filed on Form S-3) of Comstock Resources, Inc. and of the related Prospectuses of our report dated May 10, 2007 relating to the unaudited consolidated interim financial statements of Comstock Resources, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2007.

/s/ Ernst & Young LLP

Dallas, Texas